UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 22, 2016

AEHR TEST SYSTEMS

(Exact name of registrant as specified in its charter)

California	000-22893	94-2424084
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 KATO TERRACE FREMONT, CA 94539
(Address of principal executive offices, including zip code)

510-623-9400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 22, 2016, Aehr Test Systems (the “Company”) entered into an Amendment to the Aehr Test Systems Convertible Note Purchase and Credit Facility Agreement and 9.0% Notes (the “Amendment”) with QVT Fund LP and Quintessence Fund L.P. (the “Purchasers”) which amends the Convertible Note Purchase Agreement and Credit Facility Agreement dated as of April 10, 2015 with Purchasers and each of the 9.0% Convertible Secured Notes Due 2017 issued or issuable thereunder (the “Notes”).

Pursuant to the Amendment, the maturity date of the Notes was extended from April 10, 2017 to April 10, 2019, and the conversion price of the Notes was reduced from $2.65 per share to $2.30 per share.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1	Amendment to the Aehr Test Systems Convertible Note Purchase and Credit Facility Agreement and 9.0% Notes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEHR TEST SYSTEMS

By:	/s/ KENNETH B. SPINK
Kenneth B. Spink Vice President of Finance and Chief Financial Officer

Date:  August 24, 2016